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                                                             Exhibit 3.1(b)



                              CERTIFICATE OF RESIGNATION
                         OF REGISTERED AGENT WITH APPOINTMENT
                       OF A SUCCESSOR REGISTERED AGENT PURSUANT
                    TO SECTION 135 OF TITLE 8 OF THE DELAWARE CODE



    Pursuant to the provisions of Section 135 of Title 8 of the Delaware Code, the undersigned agent for service of process, in order to resign as agent and appoint a successor agent, hereby certifies that

1.  The name of the resigning agent is:

              The Corporation Trust Company

2   The name of the successor agent is:

              Comcast Delaware Services, Inc.

3.  The address of the successor agent is:

              1105 N. Market Steet
              Wilmington, (New Castle County) Delaware 19801

4. Attached to this certificate is a statement from each such corporation ratifying and approving such change of Registered Agent.

    IN WITNESS WHEREOF, the undersigned agent has caused this certificate to be
signed on its behalf by its officer this   24th   of  October,    1996.
                                          ------     ---------


                                          /s/ Ann J. William
                                         ------------------------------
                                         Title:    Ann J. William
                                                   Assistant Vice President